Exhibit 10.6
DOMAIN RIGHTS COLLATERAL AGREEMENT AND NOTICE
     This Domain Rights Collateral Agreement and Notice dated as of April 14, 2010, is between Cardiovascular Systems, Inc., a Delaware corporation with its principal place of business at 651 Campus Drive, St. Paul, MN 55112 (“Assignor”) and Partners for Growth III, L.P., 180 Pacific Avenue, San Francisco, CA 94111 (“Assignee”) pursuant to a Loan and Security Agreement dated April 14, 2010, by and between Assignor and Assignee and pursuant to certain other loan documents referenced therein (collectively, the “Loan Documents”).
     WHEREAS, Assignor is the owner of certain Domain Rights as defined in the Loan Documents which are, as of the date hereof, as listed on Exhibit 1 hereto (the “Domain Rights”); and
     WHEREAS, Assignee has agreed to extend certain credit to Assignor on condition that the Assignor pledge and grant to Assignee as collateral for the Obligations (as defined in the Loan Documents) a security interest and lien in and to the Domain Rights and all proceeds thereof and all other related claims and rights as more fully described in a certain Intellectual Property Security Agreement (the “Security Agreement”) in favor of the Assignee dated April 14, 2010, by and between Assignor and Assignee;
     NOW THEREFORE, for good and valuable consideration, as security for the due and timely payment and performance of the Obligations: (1) Assignor hereby pledges and grants to Assignee a security interest and lien in and to the Domain Rights and all proceeds thereof and gives notice of such security interest and the existence of such Security Agreement providing therefor; and (2) Assignor hereby irrevocably appoints PFG as its lawful attorney-in-fact without any further authorization to take any action and file any notice on behalf of Assignor that Assignor itself could file in respect of its Domain Rights, including without limitation, to transfer Domain Rights, change administrative contacts in respect of Domain Rights, maintain Domain Rights, and provide instructions to domain hosting services and any domain name registrars.
     Executed as of the date first above written.

Assignor:		Assignee:

Cardiovascular Systems, Inc.		PARTNERS FOR GROWTH III, L.P.

By	/s/ David L. Martin	By	/s/ Lorraine Nield

	Chief Executive Officer		Name:	Lorraine Nield
			Title:	Manager, Partners for Growth III, LLC
Its General Partner
By	/s/ James E. Flaherty

Secretary